EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers (the “Trust”), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the period ended February 28 ,2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Joseph Neuberger	/s/ John Buckel
Joseph Neuberger President, Trust for Professional Managers	John Buckel Treasurer, Trust for Professional Managers

Dated: May 4, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for purposes of Section 18 of the Securities Exchange Act of 1934.